As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-212447 (Amendment No. 5)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UPAY, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	6199	37-1793622
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization	Classification Code Number)	Identification Number)

(972) 888-6052

Telephone Number of Registrant’s Principal

3010 LBJ Freeway, 12th Floor

Dallas, Texas 75234

Executive Offices and Principal Place of Business)

Wouter Fouche

3010 LBJ Freeway, 12th Floor

Dallas, Texas 75234

Name, address, including zip code, and telephone number, including area code, of agent for service)

Communication Copies to

Frederick M. Lehrer, P. A.

Frederick M. Lehrer. Esquire

Attorney and Counselor at Law

2108 Emil Jahna Road

Clermont, Florida 34711

flehrer@securitiesattorney1.com

(561) 706-7646

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-212447

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 on Form S-1 to amend its registration statement (Registration No 333-212447), initially filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2016 and declared effective on December 6, 2026 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement .

On November 7, 2019, the Registrant has filed a new registration statement on Form S-1 to register the shares of common stock of entirely different selling shareholders than the above-referenced Registration Statement.

In compliance with the Registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Registrant is removing any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 8th day of November 2019.

UPAY, INC.

November 8, 2019	By:	/s/ Wouter A. Fouche
Wouter A. Fouche
Chief Executive Officer
(Principal Executive Officer) and Director

November 8, 2019	By:	/s/ Jaco C. Folscher
Jaco C. Folscher
Chief Financial Officer (Principal Financial and
Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

November 8, 2019	By:	/s/ Wouter A. Fouche
Wouter A. Fouche
Chief Executive Officer
(Principal Executive Officer) and Director

November 8, 2019	By:	/s/ Jaco C. Folscher
Jaco C. Folscher
Chief Financial Officer (Principal Financial and
Accounting Officer) and Director